UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

 ☒  Preliminary Information Statement
☐ Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

MANTRA VENTURE GROUP LTD.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below as per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MANTRA VENTURE GROUP LTD.
207 West Hastings Street, Suite 1205
Vancouver, British Columbia, Canada V6B 1H7
604.609.2898

INFORMATION STATEMENT ON SHAREHOLDER SPECIAL MAJORITY ACTION IN LIEU OF A SPECIAL MEETING ON OR ABOUT August 14, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Notice is hereby given to all shareholders that a majority action of the shareholders in lieu of a special meeting (the “Action”) of Mantra Venture Group Ltd. (the “Company”, “we”, “us”, “our”, “Mantra”) will be taken on or about August 14, 2009 to elect new members to our Board of Directors.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our common stock. The resolutions will not become effective before the date which is 20 days after the Definitive Information Statement was first mailed to shareholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of our shareholders.

The Board of Directors believes that the proposed election of additional members to our Board of Directors will improve our corporate governance practices and the development of our business plan.

The Definitive Information Statement will be mailed on or about July 25, 2009 to shareholders of record on July 10, 2009 (the "Record Date").

/s/ Larry Kristof
Larry Kristof
President and Chief Executive Officer

MANTRA VENTURE GROUP LTD.
207 West Hastings Street, Suite 1205
Vancouver, British Columbia, Canada V6B 1H7
604.609.2898

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to our shareholders in full satisfaction of any notice requirements they may have under the Securities and Exchange Act of 1934, as amended, and the applicable laws of British Columbia. We will not undertake any additional action with respect to the receipt of written consents, and no dissenters' rights under the Business Corporations Act (British Columbia) will be afforded to our shareholders as a result of the adoption of these resolutions.

We will pay all expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000.

BACKGROUND

We are building a portfolio of subsidiary companies and technologies that mitigate the negative environmental and health consequences that arise from the production of energy and the consumption of resources.  We carry on our business through our five wholly owned subsidiaries and one majority owned subsidiary as follows:

•
Mantra Energy Alternatives Ltd., through which we identify, acquire, develop and market technologies related to alternative energy production, greenhouse gas emissions reduction and resource consumption reduction;

•	Mantra Media Corp., through which we offer promotional and marketing services to companies in the sustainability sector or those seeking to adopt sustainable practices;

•	Carbon Commodity Corp., through which we intend to license or develop carbon footprint assessment software and develop an online carbon reduction marketplace;

•
Climate ESCO Ltd., through which we plan to obtain the distribution or licensing rights to commercialized technologies and broker them to residential and industrial consumers seeking sustainability solutions;

•	Mantra Next Gen Power Inc., through which we anticipate developing technologies in the alternative energy sector; and

•	Mantra China Limited, through which we, together with joint venture partners, plan to develop our business in Hong Kong and mainland China.

In order to facilitate the development of our business plan and to allow us to improve our corporate governance practices, we have decided that it would be beneficial to add additional members to our Board of Directors.

NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There will not be a meeting of shareholders and none is required under the applicable laws of British Columbia when an action has been approved by written consent by holders of 2/3 of the outstanding shares of our common stock. The Definitive Information Statement will be mailed on or about July 25, 2009, to holders of record of our common stock as of the Record Date, set for July 10, 2009. As of the Record Date, we had 30,058,788 issued and outstanding shares of common stock, and no issued and outstanding shares of preferred stock.

DISSENTERS’ RIGHTS

No additional action will be undertaken by us with respect to the receipt of written consents, no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Business Corporations Act (British Columbia) will be afforded to our shareholders as a result of the adoption of these resolutions.

LEGAL PROCEEDINGS

As of July 15, 2009 there are no material proceedings to which any of our directors, officers or affiliates, any owners of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Option Awards ($)	Salary ($)	Total ($)
Larry Kristof (2)	2008	0	81,635	81,635 (3)
	2007	0	15,000	15,000 (3)
David Warren (4)	2008	21,266	157,067	178,333 (5)

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Larry Kristof was appointed as our President, Chief Executive Officer and sole director on January 23, 2007.

(3)
On September 1, 2007 we entered into a consulting agreement with Larry Kristof. The agreement provides that Mr. Kristof is entitled to receive a monthly salary of $7,500 in exchange for serving as our President and Chief Executive Officer. On January 1, 2009 we entered into a new consulting agreement with Mr. Kristof which entitles him to receive a monthly salary of $8,500 in exchange for serving as our President and Chief Executive Officer. The agreement may be terminated by us at any time without notice.

(4)	David Warren was appointed as our Chief Financial Officer on July 20, 2007 and as our Chief Operations Officer on September 1, 2007. He resigned from both positions on June 1, 2008.

(5)
On September 1, 2007 we entered into a consulting agreement with David Warren. The agreement provides that Mr. Warren is entitled to receive a monthly consulting fee of $15,000 in exchange for serving as our Chief Executive Officer and Chief Operations Officer. The agreement can be terminated by either party on two weeks notice. Pursuant to the consulting agreement, we also agreed to issue options to purchase up to 300,000 shares of our common stock to Mr. Warren. These options have since expired.

Option Grants

As of July 15, 2009 we did not have any stock option plans.

The table below outlines the outstanding equity awards to our executive officers as of May 31, 2008, the end of our last fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiry Date
Larry Kristof	0	0	N/A
David Warren	300,000	0.25	August 29, 2008
John Russell	150,000	0.25	December 31, 2009

Management Agreements

On January 7, 2009 we entered into a management agreement with Q4 Financial Group Inc (the “Agreement”) and Dennis Petke (the “Consultant”). Pursuant to the Agreement, the Consultant, who is the President of Q4 Financial Group Inc., agreed to serve as our Chief Financial Officer and our director once, and if, duly elected pursuant to our Articles.

The material terms of the Agreement are as follows:

•
We will pay the Consultant $8,500 per month plus issue the Consultant options to purchase 800,000 of our common shares at $0.30 per share for providing services customary to the position of a Chief Financial Officer. The options will expire the earlier of January 7, 2011 or immediately upon the Consultant ceasing to act as the Chief Financial Officer of the Company.

•
We will issue the Consultant options to purchase 200,000 of our common shares at $0.30 per share as consideration for agreeing to act as our director. These options were issued immediately upon the execution of the Agreement, but will expire on the earlier of:

(a)	January 7, 2011;

(b)	if the Consultant does not provide a consent to act once, and if, duly elected to the Company’s board of directors; and

(c)	immediately upon the Consultant ceasing to act on the Company’s board of directors.

•	The Agreement may be terminated by us immediately for cause, and by delivery of seven days written notice without cause.

On January 1, 2009 we entered into a consulting agreement with Larry Kristof whereby we engaged Mr. Kristof’s services as our President and Chief Executive Officer. In exchange for these services, we agreed to pay Mr. Kristof a monthly salary of $8,500. The agreement may be terminated by us at any time without notice.

On June 1, 2009 we entered into a consulting agreement with Shawn Kim whereby we agreed to compensate Mr. Kim for provision of services as our Vice President of International Business Development with a monthly payment of approximately $5,300 (CAD $6,000) as well as the issuance of 100,000 shares of our common stock and options to purchase an additional 75,000 shares of our common stock at a price of $0.15 per shares exercisable within two years after the date such option is granted or upon the termination of this Agreement, whichever occurs earlier.

Compensation of Directors

Our sole director has not received any compensation for his services as director from our inception to July 15, 2009. We have offered our nominated directors a compensation package of options to purchase 200,000 of our common shares at the market price on the day the director agreement is signed. The options will be exercisable for a period of one year from the date of the agreement or within five calendar days of the nominated director’s resignation from our Board of Directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

DIRECTORS AND EXECUTIVE OFFICERS

Our Articles state that the authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at three.  We currently have only one director.

Our directors and officers are as follows:

Name	Age	Position
Larry Kristof	37	President, Chief Executive Officer, Director
Dennis Petke	44	Chief Financial Officer, Principal Accounting Officer
Shawn Kim	38	Vice President of International Business Development, Nominated Director

Our directors will serve as such until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Larry Kristof, President, Chief Executive Officer, Director

Larry Kristof has been our President, Chief Executive Officer and sole director since our inception on January 22, 2007. Mr. Kristof has over 15 years of experience in business development and management. From 2003 until April 2007 he was the President and Chief Executive Officer of Lexington Energy Services Inc., a public company quoted on the OTC Bulletin Board under the symbol LXES.OB.

Mr. Kristof co-founded Lexington Energy in 2003 and successfully built the company from concept through assets of over $7 million. Under Mr. Kristof’s direction, Lexington Energy designed and commercialized innovative mobile drilling rigs and nitrogen generation technologies. From 2003 to 2005, Mr. Kristof co-founded Lexington Communications Ltd., a company in the business of providing investor and corporate communications expertise to public companies. In early 2003, Mr. Kristof worked as the Corporate Communications Manager of Trivello Energy Corp. (TSX-V: TRV.V), a company engaged in oil and gas exploration and production in western Canada. From 1998 to 2001, Mr. Kristof was the founder and President of Westec Venture Group Inc., a business development and venture capital service provider.

Dennis Petke, Chief Financial Officer

Dennis Petke has been our Chief Financial Officer since July 1, 2008. For the past nine years, Mr. Petke has owned and operated Q4 Financial Group Inc., a private consulting firm serving both private and public companies in the areas of corporate finance, corporate administration and regulatory reporting. For the past two years, Mr. Petke has been conducting due diligence and meeting with private companies in Canada, Hong Kong and China, who were exploring various green opportunities, particularly environment purification and remediation applications for water, soil and air. Mr. Petke has also been reviewing alternative energy and carbon dioxide reduction solutions and industrial lighting applications.

Since April 2007, Mr. Petke has been the sole officer and a director of Golden Raven Resources Inc. (TSX-V: GVN), a company that is currently delisted. In March 2007, Mr. Petke was engaged by the directors of Golden Raven to consult them on the company’s reorganization. Since February 2007, Mr. Petke has also been a director of UraniumCore Company (OTCBB: UCCO), and has been engaged in reorganizing the company and ensuring its regulatory reporting is in line with current standards. UraniumCore has abandoned its uranium properties and Mr. Petke has suggested that the company consider green technology opportunities.

Mr. Petke is qualified as a chartered accountant in Canada, and has been a member of the Institute of Chartered Accountants of British Columbia since 1995.

Shawn Kim, Vice President of International Business Development

Shawn Kim has been our Vice President of International Business Development since June 3, 2009. Mr. Kim has nine years of experience in the financial industry. From July 2000 to October 2002 he worked as a business analyst for Mackenzie Financial Corporation in Toronto, following which he was employed by American International Group, Inc. in Korea from February 2003 to March 2006. While employed at AIG, Mr. Kim successfully implemented a worldwide marketing model and secured new business alliances. Most recently, Mr. Kim served as an international business consultant with the District of North Vancouver, British Columbia. Mr. Kim graduated from the University of Western Ontario in 1996 with a Bachelor of Arts degree in Administrative and Commercial Studies.

Other Directorships

None of our directors or director nominees holds any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its shareholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters, director nominees or control persons has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Related Party Transactions

During the nine months ended February 28, 2009 we generated revenue of $8,000 (2008 - $Nil) for providing website design services to the spouse of our President.

During the nine months ended February 28, 2009 we incurred management fees of $58,500 (2008 - $Nil) and issued 50,000 shares of common stock at a fair value of $20,000 to a company controlled by our Chief Financial Officer.

Included in accounts payable at February 28, 2009 was $10,965 owing to Larry Kristof, our President and Chief Executive Officer, for management fees. As at February 28, 2009 we owed $58,410 to our President and CEO or entities controlled by him. The amounts due are non-interest bearing, unsecured and due on demand.

Included in accounts payable at February 28, 2009 was $7,734 (May 31, 2008 - $Nil) owing to a company controlled by Dennis Petke, our Chief Financial Officer, for management fees. At February 28, 2009 we owed $2,100 (May 31, 2008 - $Nil) to our Chief Financial Officer for expenses paid on our behalf. The amounts due are non-interest bearing, unsecured and due on demand.

There have been no other transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were, or are to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors and officers, and persons who own more than ten percent of the company’s common stock, to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of change in ownership on Forms 4 and 5. Such officers, directors and ten percent shareholders are also required to furnish the company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us and on written representations from certain reporting persons, we believe that all Section 16(a) reports applicable to our officers, directors and ten percent shareholders were filed. However, some were filed late.

Audit Committee

The functions of the audit committee are currently carried out by our Board of Directors. Our Board has determined that we do not have an audit committee financial expert on our Board carrying out the duties of the audit committee. The Board has determined that the cost of hiring a financial expert to act as our director and a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on our Board.

Board of Directors Meetings and Committees

Our Board of Directors held no formal meetings during our last fiscal year. All proceedings of the Board of Directors were conducted by written consent of the directors and filed with the minutes of the proceedings of the directors. We do not have a policy with regard to Board members’ attendance at annual meetings of security holders.

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees because we currently have only one director. The director who performs the functions of auditing, nominating and compensation committees is not independent because he is also our officer.

Identified herein are two directors to be elected to our Board of Directors. Of those, John Russell may be considered an independent director. Under the National Association of Securities Dealers Automated Quotations (“NASDAQ”) definition, an independent director means a person other than an officer or employee of the company or its subsidiaries or any other individuals having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years; (3) has not (or whose immediate family members have not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organization’s consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which one of our executive officers has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our outside auditor.

The term “financial expert” is defined as a person who has the following attributes: an understanding of generally accepted accounting principals and financial statements; the ability to assess the general application of such principals in connection with accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

In the future, we intend to have an audit committee, compensation committee, management committee, nominating committee and such other committees as determined by the Board of Directors to be in our best interest and to be in compliance with all applicable securities and state laws and listing requirements of any applicable exchanges that our securities may become listed on in the future. However, we can provide no assurances that this will occur. In the event we form an audit committee, we will seek to have a “financial expert” as an independent board member serving on the audit committee.

Role and Responsibilities of the Board of Directors

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the British Columbia Business Corporations Act (“BCBCA”). The Board intends to hold regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

Our Board of Directors considers good corporate governance to be important to our effective operations. Our directors are elected at annual meetings of the shareholders and by the Board to fill vacancies and serve until their successors are elected or appointed.  Officers are appointed by the Board and serve at the pleasure of the Board or until their earlier resignation or removal.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors. The Board as a whole determines executive compensation.

PROPOSAL TO ELECT DIRECTORS

We have received written consents from the directors whose election was approved by a special majority of our shareholders on July 15, 2009. The following persons are expected to be appointed to serve on our Board of Directors.

Name	Age	Current Position with the Company (1)
Shawn Kim	38	Vice President of International Development
John Russell	69	Chair of Scientific Advisory Board

(1)	Directors are elected at annual meetings of shareholders and hold office until the following annual meeting.

There are no arrangements or understandings between our proposed directors and any other persons pursuant to which our proposed directors were or are to be selected as a director.

Biographies of our Board Nominees

Shawn Kim

Shawn Kim has been our Vice President of International Business Development since June 3, 2009. Mr. Kim has nine years of experience in the financial industry. From July 2000 to October 2002 he worked as a business analyst for Mackenzie Financial Corporation in Toronto, following which he was employed by American International Group, Inc. in Korea from February 2003 to March 2006. While employed at AIG, Mr. Kim successfully implemented a worldwide marketing model and secured new business alliances. Most recently, Mr. Kim served as an international business consultant with the District of North Vancouver, British Columbia. Mr. Kim graduated from the University of Western Ontario in 1996 with a Bachelor of Arts degree in Administrative and Commercial Studies.

John Russell

John Russell was our Vice-President of Technology Evaluation from September 1, 2007 to December 1, 2008 and has served as the Chair of our Scientific Advisory Board since October 5, 2007. As Chair of our Scientific Advisory Board, Mr. Russell uses his skills to find and evaluate technologies for our potential acquisition. His review includes an economic evaluation that helps us determine future profitability potential.

From 1995 to the present, Mr. Russell has worked as Vice-President of Technology with ARC Sonics Inc., a specialty engineering firm. Mr. Russell has over 30 years of experience in identifying, evaluating and marketing technological resources, and he has authored several scientific publications and made several conference presentations on technological innovation. Mr. Russell holds a Bachelor of Arts degree from the University of British Columbia.

Stockholder Approval

The proposal contained in the preceding section was adopted by the written consent of the holders of a special majority of our outstanding common stock and submitted to our Secretary on or about July 10, 2009 (the “Written Consent Effective Date”). If the proposal was not adopted by written consent, it would have been required to be considered by our shareholders at an annual or special shareholders’ meeting convened for the specific purpose of approving the proposals.

The elimination of the need for an annual or special meeting of shareholders to approve the proposal is made possible by the definition of “ordinary resolution” in the BCBCA, which provides that any action which is to be approved by an ordinary resolution of the shareholders, such as the election of directors, shall be considered duly passed by being consented to in writing by shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least a special majority of the votes entitled to be cast on the resolution. A special majority is defined as two thirds (2/3) of the votes eligible for voting on such resolution. In order to eliminate the costs and management time involved in holding an annual or special meeting and in order to effect the proposal as early as possible our Board of Directors decided to seek the written consent of the holders of a special majority of our outstanding common stock.

The date on which this Information Statement will first be sent to our shareholders is on or July 25, 2009. The record date established by us for purposes of determining the number of outstanding shares of our common stock is July 10, 2009.

Although we will have provided this Information Statement to our shareholders of record, we will also notify our shareholders in our next Annual Report on Form 10-K and/or Form 8-K of the outcome of the proposal. We will not undertake any additional action pursuant to written consents, and no dissenters’ rights under the BCBCA will be afforded to our shareholders as a result of the adoption of this proposal.

NO VOTE OR OTHER ACTION BY OUR SHAREHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT. PROXIES ARE NOT BEING SOLICITED. YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. YOU ARE NOT, HOWEVER, REQUIRED TO TAKE ANY ACTION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 15, 2009, the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Information relating to the beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the rules of the Securities and Exchange Commission, more than one person may be deemed to be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 30,183,788 issued and outstanding shares of our common stock as of July 15, 2009.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Larry Kristof (1) 1209 – 207 West Hastings Street Vancouver, British Columbia Canada V6B 1H7	14,979,920 (2)	49.8
Common Shares	Dennis Petke (3) Suite 500, Park Place 666 Burrard Street Vancouver, British Columbia Canada V6C 3P6	1,200,000 (4)	3.9
Common Shares	Shawn Kim (5) 404-1790 Bayshore Drive, Vancouver, British Columbia, V6G 3G5	175,000 (6)	(9)
Common Shares	John Russell (7) 3842 West 40th Avenue, Vancouver, British Columbia, V6S 1X1	150,000 (8)	(9)
	All Officers and Directors as a Group	16,504,920	54.7
Common Shares	Penny Green 1820-925 West Georgia Street Vancouver, British Columbia V6C 3L2	2,075,083 (10)	6.9

(1)	Larry Kristof is our President, Chief Executive Officer and sole director.

(2)	Includes:

(i)	629,920 common shares held directly by 0770987 BC Ltd. in street name;

(ii)	14,250,000 common shares held by 0770987 BC Ltd.; and

(iii)	warrants to purchase 100,000 common shares held by 0770987 BC Ltd. with an exercise price of $0.50 per share until February 28, 2010.

Mr. Kristof has sole voting and investment control over 0770987 BC Ltd.

(3)	Dennis Petke is our Chief Financial Officer and Principal Accounting Officer.

(4)	Includes:

(i)	50,000 common shares;

(ii)
options to purchase 150,000 common shares at an exercise price of $0.25 per share until July 1, 2010 or 30 days after the termination of Dennis Petke’s consulting agreement with us, whichever occurs earlier;

(iii)	options to purchase 800,000 common shares at an exercise price of $0.30 per share until January 7, 2011 or the termination of Dennis Petke’s consulting agreement with us, whichever occurs earlier; and

(iv)
options to purchase 200,000 common shares at an exercise price of $0.30 per share until January 7, 2011 or if Mr. Petke does not provide a consent to act as a our director when and if duly elected to serve as such, whichever occurs earlier.

(5)	Shawn Kim is our Vice President of International Development and a Director Nominee.

(6)	Includes 100,000 shares of our common stock and options to purchase an additional 75,000 shares of our common stock at $0.15 per share.

(7)	John Russell is the Chair of our Scientific Advisory Board and a Director Nominee.

(8)
Includes options to purchase 150,000 common shares at an exercise price of $0.25 per share. Of these options, 100,000 expire on October 4, 2009 or the termination of Mr. Russell’s consulting agreement with us, whichever occurs earlier. The remaining 50,000 options expire on December 31, 2009 or the termination of Mr. Russell’s consulting agreement with us, whichever occurs earlier.

(9)	Less than 1%

(10)	Includes:

(i)	1,016,708 common shares;

(ii)	warrants to purchase 23,750 common shares at an exercise price of $0.50 per share until November 19, 2009;

(iii)	warrants to purchase 50,000 common shares at an exercise price of $0.50 per share until October 16, 2010;

(iv)	warrants to purchase 859,625 common shares at exercise price of $0.30 per share until April 1, 2011; and

(v)	a debenture of $50,000 convertible into common shares at $0.40 per share for an aggregate total of 125,000 shares.

Changes in Control

As of July 15, 2009 we had no arrangements the operation of which may at a subsequent date result in a change in our control.

OTHER MATTERS

We know of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of our common stock.

If you have any questions regarding this Information Statement please contact:

Terry Johnston
604-267-3022
tjohnston@mantraenergy.com

BY ORDER OF THE BOARD OF DIRECTORS OF MANTRA VENTURE GROUP LTD.